Exhibit 10.2

CASH RETENTION AGREEMENT

This CASH RETENTION AGREEMENT (this “Agreement”), is made and entered into as of November 1, 2023, by and between Vinay Bassi, a resident of the State of New Jersey (the “Employee”), and Computer Programs and Systems, Inc., a Delaware corporation (“CPSI”).

WHEREAS, the continued services of the Employee are critical to CPSI’s business strategy; and

WHEREAS, in order to incentivize the Employee to remain employed by CPSI for at least one year following the date that the Employee’s employment with CPSI commences (the “Commencement Date”), CPSI desires to enter into this Agreement and provide for a cash retention bonus to be paid to the Employee, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the promises and the respective covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree to the following:

1. Definitions. In addition to defined terms included elsewhere in this Agreement, the following capitalized terms when used herein shall have the meaning specified:

(a) “Cause” shall mean the Employee’s: (i) willful failure to perform substantially his or her duties (other than any such failure resulting from incapacity due to Disability); (ii) commission of, or indictment for, a felony or any crime involving fraud or embezzlement or dishonesty or conviction of, or plea of guilty or nolo contendere to a crime or misdemeanor (other than a traffic violation) punishable by imprisonment under federal, state or local law; (iii) engagement in an act of fraud or other act of willful dishonesty or misconduct, towards CPSI or any member thereof, or detrimental to CPSI or any member thereof, or in the performance of the Employee’s duties; (iv) negligence in the performance of employment duties; (v) violation of a federal or state securities law or regulation; (vi) the use of a controlled substance without a prescription or the use of alcohol which, while performing services on behalf of CPSI or any member thereof, in each case, significantly impairs the Employee’s ability to carry out his duties and responsibilities; (vii) material violation of the policies and procedures of CPSI or any member of thereof applicable to the Employee; (viii) embezzlement and/or misappropriation of property of CPSI or any member thereof; or (ix) conduct involving any immoral acts which is reasonably likely to impair the reputation of CPSI or any member thereof.

(b) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(c) “Disability” shall mean the permanent and total disability of the Employee as determined for purposes of CPSI’s long-term disability plan in which the Employee participates (or in which the Employee is eligible to participate) at the time the determination is to be made.

(d) “Termination Date” shall mean the date on which the Employee’s employment with CPSI terminates for any reason. Subject to the foregoing, the determination as to whether the Employee has had a termination of employment (or separation from service) shall be made in accordance with the provisions of Section 409A of the Code and the guidance issued thereunder without application of any alternative levels of reductions of bona fide services permitted thereunder.

2. Award of Retention Bonus. Subject to the terms and conditions set forth herein, the Employee shall be entitled to receive a cash payment of $450,000 (the “Retention Bonus”), which shall be paid within thirty (30) days of the Commencement Date.

3. Repayment of Retention Bonus. In the event that the Termination Date occurs prior to the one-year anniversary of the Commencement Date due to any reason other than (i) a termination by CPSI without Cause or (ii) by the Employee’s death or Disability, then the Employee shall be required to repay to CPSI an amount equal to $37,500 multiplied by the number of months that is the difference between twelve (12) months and the number of full months that the Employee was employed by CPSI, with such repayment amount due immediately upon written demand by CPSI. To the extent permissible under Section 409A of the Code, CPSI may also exercise a right to offset other amounts due to the Employee to recoup any amount owed by the Employee under this Section 3.

4. Tax Withholding. Payment of the Retention Bonus hereunder shall be subject to all applicable income and employment taxes and any other amounts that are required by law to be withheld or deducted therefrom.

5. Unfunded Arrangement. The Retention Bonus hereunder shall not be deemed to create a trust or other funded arrangement. The Employee’s rights with respect to the Retention Bonus shall be those of a general unsecured creditor of CPSI, and under no circumstances shall the Employee have any other interest in any assets of any member of CPSI by virtue of the award of the Retention Bonus.

6. No Right to Continued Employment. The Employee acknowledges and agrees that the Employee’s employment with CPSI is and shall remain “at-will” and the Employee’s employment by CPSI may be terminated at any time and for any reason (or no reason) by the Employee or CPSI, with or without notice. Nothing in this Agreement shall confer upon the Employee any right to continued employment with CPSI or any member thereof (or their respective successors) or to interfere in any way with the right of CPSI or any member thereof (or their respective successors) to terminate the Employee’s employment at any time.

7. Other Benefits. The Retention Bonus is a special incentive payment to the Employee and shall not be considered in computing the amount of salary or compensation for purposes of determining any bonus, incentive, pension, retirement, death or other benefit under any other bonus, incentive pension, retirement, insurance or other CPSI employee benefit plan, unless such plan or agreement provides otherwise. The Retention Bonus is an additional incentive payment to the Employee and neither this Agreement nor payment of the Retention Bonus shall supersede or replace any other benefits or payments to which the Employee is or may become entitled under any other benefit plan, program, policy or arrangement of CPSI or any of its affiliates.

8. Section 409A Compliance. It is intended that any amounts payable under this Agreement shall either be exempt from or comply with Section 409A of the Code. The provisions of this Agreement shall be construed and interpreted in accordance with Section 409A of the Code. Notwithstanding any other provision of this Agreement to the contrary, if any payment hereunder is subject to Section 409A of the Code, and if such payment is to be paid on account of the Employee’s termination of employment (or other separation from service) and if the Participant is a specified employee (within the meaning of Section 409A(a)(2)(B) of the Code) and if any such payment is required to be made prior to the first day of the seventh month following the Employee’s separation from service or termination of employment, such payment shall be delayed until the first day of the seventh month following the Employee’s termination of employment or separation from service (or, if earlier, upon his death). In no event shall CPSI or any other member of CPSI be liable for any additional tax, interest, or penalties that may be imposed on the Employee as a result of Section 409A of the Code.

9. Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement or the relationship of the parties shall be governed by and construed in accordance the laws of the state of Alabama without giving effect to any choice of law or conflict of law rules or provisions. The exclusive and sole venue for any action brought to enforce or interpret this Agreement shall be the state and federal courts situated in Mobile County, Alabama and CPSI and the Employee each consent to the exercise of personal and subject-matter jurisdiction by such courts.

10. Severability. The provisions of this Agreement shall be deemed severable. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by applicable law.

11. Assignment; Successors. This Agreement is intended to bind and inure to the benefit of and be enforceable by the Employee, CPSI and the other members of CPSI and their respective heirs, successors and assigns. The Employee may not assign his or her rights or delegate his duties or obligations hereunder without the prior written consent of CPSI. CPSI or any other member of CPSI may assign its rights and obligations hereunder, without the consent of, or notice to, the Employee.

12. Entire Agreement; Amendment. This Agreement constitutes the entire agreement by the Employee and CPSI with respect to the subject matter hereof and supersedes any and all prior agreements or understandings between the Employee and CPSI with respect to the subject matter hereof, whether written or oral. This Agreement may be amended or modified only by a written instrument executed by the Employee and CPSI.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY:

COMPUTER PROGRAMS AND SYSTEMS, INC.

By:	/s/ Chris Fowler
Name:	Chris Fowler
Title:	President and Chief Executive Officer

EXECUTIVE:

/s/ Vinay Bassi
Vinay Bassi

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